Exhibit 99.1

Schnitzer Announces First Quarter Fiscal 2018 Preliminary Results and Earnings Date

─ First Quarter Earnings Conference Call 11:30 a.m. Eastern January 9, 2018 ─

PORTLAND, Ore.--(BUSINESS WIRE)--December 19, 2017--Schnitzer Steel Industries, Inc. (Nasdaq: SCHN) today announced preliminary results for its first quarter of fiscal 2018 ended November 30, 2017. Schnitzer expects first quarter earnings per share from continuing operations to be in the range of $0.60 - $0.64 and adjusted earnings per share to be in the range of $0.59 - $0.63, both of which are expected to include an adverse impact of $0.14 per share related to a legacy environmental liability of $4 million. This expected performance compares favorably to results in the prior year first quarter of a loss per share of $0.05 and adjusted loss per share of $0.03. For a reconciliation of adjusted results to U.S. GAAP, see the table provided in the Non-GAAP Financial Measures section.

For the first quarter of fiscal 2018, Auto and Metals Recycling (AMR) is expected to achieve operating income in the range of $33 - $35 million, or operating income per ferrous ton of $42 - $44, both of which are more than double the prior year first quarter's results. Ferrous and nonferrous sales volumes are expected to increase by approximately 11% and 3%, respectively, compared to the prior year first quarter, and average ferrous and nonferrous selling prices are expected to increase by approximately 51% and 26%, respectively, compared to the same period. AMR's first quarter performance is expected to benefit from higher selling prices, operating leverage from increased supply flows, and sustained contributions from productivity initiatives. While there was price volatility during the quarter, AMR's first quarter results are expected to include an immaterial impact from average inventory accounting, which compares to an adverse impact of $2 million in the prior year first quarter.

Cascade Steel and Scrap (CSS) is expected to generate operating income of approximately $8 million, reflecting a significant improvement from the first quarter of fiscal 2017 operating loss of $3 million, which included an adverse impact of $2.5 million from downtime associated with major equipment upgrades. Finished steel sales volumes are expected to be 26% higher than the prior year first quarter, and average selling prices for finished steel products are expected to increase by approximately 22% year over year. The expected CSS operating performance primarily reflects higher finished steel selling prices, benefits to finished steel sales volumes and metal margins from lower levels of rebar steel imports, and additional productivity improvements from the recent integration of our steel manufacturing and the Oregon metal recycling operations.

Consolidated financial performance in the first quarter is expected to include Corporate expense of approximately $17 million, an increase of $8 million compared to the prior year primarily due to the recognition of the legacy environmental liability and higher incentive compensation accruals as a result of improved operating performance. For the first quarter, the Company’s effective tax rate is expected to be approximately 24%.

Total debt was $185 million as of the end of the first quarter, an increase of $40 million from the fourth quarter of fiscal 2017, as positive cash flows associated with higher profitability were more than offset by an increase in net working capital from the higher volume and price environment, and the timing of payment of incentive compensation accrued in fiscal 2017.

The preliminary information provided above is based on the Company’s current estimates of its financial results for the quarter ended November 30, 2017 and remains subject to change based on final review of the Company’s first quarter financial results.

Schnitzer will report its first quarter fiscal 2018 financial results on Tuesday, January 9, 2018 and will webcast a conference call to discuss the performance at 11:30 a.m. Eastern on the same day. The webcast of the call and the accompanying slide presentation may be accessed on Schnitzer’s website under the Investor section Event Calendar at www.schnitzersteel.com/events. The call will be hosted by Tamara L. Lundgren, President and Chief Executive Officer, and Richard D. Peach, Senior Vice President, Chief Financial Officer and Chief of Corporate Operations.

Replay Information

Toll Free Dial: (855) 859-2056

Toll Free International Dial: (404) 537-3406

Conference ID: 4886138

Replay Available: 01/09/2018 to 01/14/2018

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in North America. Schnitzer has seven deep water export facilities and operates in 23 states, Puerto Rico and Western Canada. The Company's vertically integrated operating platform includes retail auto parts stores which sell recycled auto parts and receive approximately 5 million annual customer visits. The Company's electric-arc furnace mill in McMinnville, Oregon produces finished steel long products, including rebar, wire rod and other specialty products using recycled metal as its primary raw material. The Company began operations in 1906 in Portland, Oregon.

Non-GAAP Financial Measures

This press release contains expected performance based on adjusted diluted earnings per share from continuing operations attributable to SSI which is a non-GAAP financial measure as defined under SEC rules. As required by SEC rules, the Company has provided a reconciliation of this measure for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that presenting non-GAAP financial measures provides a meaningful presentation of our results from business operations excluding adjustments for other asset impairment charges net of recoveries, restructuring charges and other exit-related activities, recoveries related to the resale or modification of previously contracted shipments, and the income tax expense (benefit) associated with these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. Adjusted operating results in fiscal 2015 excluded the impact of the resale or modification of the terms, each at significantly lower prices due to sharp declines in selling prices, of certain previously contracted bulk shipments for delivery during fiscal 2015. Recoveries resulting from settlements with the original contract parties, which began in the third quarter of fiscal 2016, are reported within selling, general and administrative expense in the quarterly statements of operations and are also excluded from these measures. This non-GAAP financial measure should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measure.

Diluted Earnings (Loss) per Share from Continuing Operations Attributable to SSI
($ per share)
	Quarter
	1Q18		1Q17
	High	Low
Net income (loss) from continuing operations attributable to SSI	$0.64	$0.60	$(0.05)
Other asset impairment charges (recoveries), net	—	—	0.01
Restructuring charges and other exit-related activities	—	—	0.01
Recoveries related to the resale or modification of certain previously contracted shipments	(0.01)	(0.01)	(0.01)
Income tax expense (benefit) allocated to adjustments(1)	—	—	—
Adjusted diluted earnings (loss) from continuing operations attributable to SSI(2)	$0.63	$0.59	$(0.03)

(1) Income tax allocated to adjustments reconciling Reported and Adjusted diluted earnings (loss) per share from continuing operations attributable to SSI is determined based on a tax provision calculated with and without the adjustments.
(2) May not foot due to rounding.

Safe Harbor for Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “Company,” “Schnitzer,” and “SSI” refer to Schnitzer Steel Industries, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; the Company's outlook, growth initiatives or expected results or objectives, including pricing, margins, sales volumes and profitability; strategic direction or goals; targets; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” in our most recent annual report on Form 10-K and in our quarterly reports on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the cyclicality and impact of general economic conditions; instability in international markets; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; imbalances in supply and demand conditions in the global steel industry; the impact of goodwill impairment charges; the impact of long-lived asset and cost and equity method investment impairment charges; inability to sustain the benefits from productivity and restructuring initiatives; difficulties associated with acquisitions and integration of acquired businesses; customer fulfillment of their contractual obligations; increases in the relative value of the U.S. dollar; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of consolidation in the steel industry; inability to realize expected benefits from investments in technology; freight rates and the availability of transportation; the impact of equipment upgrades, equipment failures and facility damage on production; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; environmental compliance costs and potential environmental liabilities; inability to obtain or renew business licenses and permits or renew facility leases; compliance with greenhouse gas emission laws and regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Stefano Gaggini, 503-265-6329
www.schnitzersteel.com
ir@schn.com